    As filed with the Securities and Exchange Commission on March 4, 1997
                                                              File No. 333- ____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            FORRESTER RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                             04-2797789
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification No.)


                            1033 Massachusetts Avenue
                         Cambridge, Massachusetts 02138
          (Address of principal executive offices, including zip code)

                 AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN
                1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                               ------------------
                            (Full title of the plan)

                                 Susan M. Whirty
                    Director, Operations and General Counsel
                            Forrester Research, Inc.
                            1033 Massachusetts Avenue
                         Cambridge, Massachusetts 02138
                                 (617) 497-7090

                        ------------------------------
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                            CALCULATION OF REGISTRATION FEE
===========================================================================================
                                       Proposed maximum    Proposed maximum    Amount of
 Title of Securities  Amount to be     offering price      aggregate offering  registration
 to be registered(1)  registered       per share(1)(2)(3)  price(1)(2)(3)      fee
-------------------------------------------------------------------------------------------
Common Stock,
par value $.01      2,900,000 shares        $ 5.50         $ 2,146,512.50      $14,190.02
                                            $11.00             445,104.00
                                            $12.00           3,339,252.00
                                            $13.00             130.000.00
                                            $22.00           1,518,000.00
                                            $18.94           2,256,176.68
                                            $13.00             312,000.00
                                            $18.63          36,680,010.40
===========================================================================================
-------------

(1)   ESTIMATED SOLELY FOR THE PURPOSE OF DETERMINING THE REGISTRATION FEE.
(2)   OPTIONS FOR 390,275, 40,464, 278,271, 10,000, 69,000 AND 119,122 SHARES
      HAVE BEEN GRANTED UNDER THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN AT OPTION EXERCISE PRICES OF $5.50, $11.00, $12.00, $13.00, $22.00
      AND $18.94, PER SHARE RESPECTIVELY. OPTIONS FOR 24,000 SHARES HAVE BEEN GRANTED UNDER THE 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AT AN OPTION EXERCISE PRICE OF $13.00. THE AGGREGATE OFFERING PRICE FOR THESE SHARES IS AT $10,147,039.18.
(3) AFTER DEDUCTING THE 931,132 SHARES GRANTED UNDER THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN AND THE 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, 1,968,868 SHARES REMAIN AVAILABLE FOR GRANT AT OPTION EXERCISE PRICES STILL TO BE DETERMINED. FOR THE PURPOSE OF DETERMINING THE REGISTRATION FEE, THE MAXIMUM PER SHARE AND AGGREGATE OFFERING PRICES FOR THESE 1,968,868 SHARES HAS BEEN DETERMINED, PURSUANT TO RULE 457(h) OF THE SECURITIES ACT OF 1933, ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "COMMON STOCK"), OF FORRESTER RESEARCH, INC., REPORTED ON THE NATIONAL ASSOCIATION OF SECURITY DEALERS, INC. AUTOMATED QUOTATIONS NATIONAL MARKET SYSTEM ON FEBRUARY 28, 1997.




                            EXHIBIT INDEX ON PAGE 6;
                               PAGE 1 OF 6 PAGES.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

        Forrester Research, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

(a) The Registrant's prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933 on November 27, 1996 (the "Prospectus"), in connection with the Registrant's initial public offering of Common Stock on registration statement on Form S-1 (No. 333-12761) and containing audited financial statements for the year ended December 31, 1995 and for the nine months ended September 30, 1996.

(b) The description of the Company's Common Stock contained in the Registrant's registration statement on Form 8-A (No.000-21433) filed pursuant to Section 12(g) under the Exchange Act of 1934 (the "Exchange Act").

All documents subsequently filed by the Registrant pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 4. Description of Securities.
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        The Registrant's Restated Certificate of Incorporation provides that the Registrant's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware.

Item 7. Exemption From Registration Claimed.
        -----------------------------------

        Not applicable.

Item 8. Exhibits.
        --------

Exhibit

4.1.    Restated Certificate of Incorporation (incorporated by reference to
        Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-12761).

4.2. Amended By-laws of the Company (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 File No. 333-12761).

5.      Opinion of Ropes & Gray.

23.1.   Consent of Arthur Andersen LLP.

23.2. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 hereto).

24.     Power of Attorney (included on signature page).

Item 9. Undertakings.
        ------------

        (a)     The undersigned Registrant hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,
        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on this 28th day of February, 1997.




                                           FORRESTER RESEARCH, INC.


                                           By: /s/ George F. Colony
                                               -------------------------------
                                               Name: George F. Colony
                                               Title: Chairman of the Board,
                                                      President and Chief
                                                      Executive Officer


                                POWER OF ATTORNEY
                                -----------------

        Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes George F. Colony, David H. Ramsdell and Susan
M. Whirty, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.


Signature                    Capacity in Which Signed         Date
---------                    ------------------------         ----


/s/ George F. Colony         Chief Executive Officer,         February 28, 1997
-------------------------    President, and Director of the
George F. Colony             Company (principal executive
                             officer)

/s/ David H. Ramsdell        Director, Finance (principal     February 28, 1997
-------------------------    financial and accounting officer)
David H. Ramsdell


/s/ Robert M. Galford        Member of the Board of           February 28, 1997
-------------------------    Directors
Robert M. Galford


/s/ George R. Hornig         Member of the Board of           February 28, 1997
-------------------------    Directors
George R. Hornig


/s/ Christopher W. Mines     Member of the Board of           February 28, 1997
-------------------------    Directors
Christopher W. Mines


/s/ Michael H. Welles        Member of the Board of           February 28, 1997
-------------------------    Directors
Michael H. Welles

                                 EXHIBIT INDEX



 Number                  Title of Exhibit
 ------                  ---------------


    4.1.                 Restated Certificate of
                         Incorporation (incorporated
                         by reference to Exhibit 3.1
                         of the Registrant's Registration
                         Statement on Form S-1, File
                         No. 333-12761).

    4.2.                 Amended and Restated Bylaws of
                         the Company (incorporated by
                         reference to Exhibit 3.2 of the
                         Registrant's Registration Statement
                         on Form S-1 File No. 333-12761).

    5.                   Opinion of Ropes & Gray.

   23.1.                 Consent of Arthur Andersen LLP.


   23.2.                 Consent of Ropes & Gray (contained
                         in the opinion filed as Exhibit 5
                         hereto).

   24.                   Power of Attorney (included on
                         signature page).








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